POWER OF ATTORNEY


     I hereby appoint Michael D. Bornak, John N. Pesarsick,  Alan Schick or Marc
P. Levy to act as my true and lawful attorney-in-fact with authority to execute on my behalf any Form 3, 4 or 5 or any amendment thereto required to be filed by the undersigned under Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, with the appropriate regulatory authorities and to do all things incident and necessary to that end, until such time as I notify Mr. Bornak, Mr. Pesarsick, Mr. Schick or Mr. Levy in writing that his authority to act on my behalf in this manner has been withdrawn.

     I have signed this power of attorney on April 28, 2005.
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                                     by     /s/ Konstantinos Papazoglou
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                                            Konstantinos Papazoglou


                         In presence of     /s/ Gerry Clark
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                                            Gerry Clark


                                     at     Lachine, Qc       Canada
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                                               City           State